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As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AerCap Holdings N.V.
(Exact name of Registrant as Specified in its Charter)

The Netherlands (Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	98-0514694 (I.R.S. Employer Identification Number)

AerCap
AerCap House
Stationsplein 965
1117 CE Schiphol Airport Amsterdam
The Netherlands
Attention: Chief Legal Officer
+31 20 655 96 71
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, (212) 894-8641
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Reder, Esq. Drew S. Fine, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000	Raymond O. Gietz, Esq. Boris Dolgonos, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-162365

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering price(2)	Amount of Registration Fee

Ordinary Shares, par value €0.01 per share	2,892	N/A	$31,840.92	$2.27

(1)
Represents, together with the 34,346,596 shares previously registered under the F-4 filed on October 6, 2009 (Registration No. 333-162365), the maximum number of AerCap Holdings N.V. ("AerCap") ordinary shares to be issued to shareholders of Genesis Lease Limited ("Genesis") in connection with a business combination between the two companies, assuming that no Genesis shareholder seeks appraisal of its shares under Bermuda law in connection with such transaction. To the extent that any AerCap ordinary shares are not issued to Genesis shareholders that seek appraisal of their shares, such AerCap ordinary shares will be issued to persons who may be deemed to be underwriters pursuant to Rule 154(c) of the Securities Act and are being registered hereunder to cover resales from time to time after issuance to such persons, subject to the maximum number of shares that such persons have agreed to acquire pursuant to arrangements between AerCap and such persons as more fully described in our currently effective registration statement.

(2)
Pursuant to Rule 457(c) and Rule 457(f) of the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price of $31,840.92 is equal to the product of (a) a market value of $11.01 per share of the American Depositary Shares of Genesis ("Genesis ADSs"), corresponding to the average of the high and low prices for the Genesis ADSs on the New York Stock Exchange on March 18, 2010, and (b) 2,892, the number of AerCap ordinary shares being registered. Each Genesis ADS represents one Genesis common share, par value $0.001 per share.

(3)
Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum offering price by 0.00007130.

 EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE

        We are filing this registration statement with the Securities and Exchange Commission pursuant to General Instruction H of Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 2,892 ordinary shares, par value €0.01 per share (the "AerCap Common Shares"), for issuance in connection with the amalgamation of Genesis Lease Limited with AerCap International Bermuda Limited, a wholly owned subsidiary of AerCap Holdings N.V. We have previously registered 34,346,596 AerCap Common Shares under the Securities Act by means of our currently effective registration statement on Form F-4, Registration No. 333-162365.

        In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our currently effective registration statement, which was declared effective on February 3, 2010, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

Exhibit Number	Description
5.1	Legal opinion of NautaDutilh N.V. regarding the validity of the securities being registered
23.1	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm
23.2	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1 to this registration statement)
23.3	Consent of KPMG, an independent registered public accounting firm

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands on March 19, 2010.

AerCap Holdings N.V.
By:	/s/ KLAUS HEINEMANN
	Name:	Klaus Heinemann
	Title:	Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pieter Korteweg	Chairman of the Board of Directors	March 19, 2010
/s/ KLAUS HEINEMANN Klaus Heinemann	Chief Executive Officer (principal executive officer)	March 19, 2010
/s/ ROBERT G. WARDEN Robert G. Warden	Non-Executive Director	March 19, 2010
* David J. Teitelbaum	Non-Executive Director	March 19, 2010
* Gerald P. Strong	Non-Executive Director	March 19, 2010
* W. Brett Ingersoll	Non-Executive Director	March 19, 2010
* Marius J. L. Jonkhart	Non-Executive Director	March 19, 2010
* James N. Chapman	Non-Executive Director	March 19, 2010

Signature		Title	Date

* Ronald J. Bolger		Non-Executive Director	March 19, 2010
* Keith A. Helming		Chief Financial Officer (principal financial officer) (principal accounting officer)	March 19, 2010
* Donald Puglisi		Authorized Representative in the United States	March 19, 2010
*By:	/s/ ROBERT G. WARDEN Robert G. Warden, attorney-in-fact

 Exhibit Index

Exhibit Number	Description
5.1	Legal opinion of NautaDutilh N.V. regarding the validity of the securities being Registered
23.1	Consent of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm
23.2	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1 to this registration statement)
23.3	Consent of KPMG, an independent registered public accounting firm

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EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
Exhibit Index
SIGNATURES
Exhibit Index